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                                                                    EXHIBIT 99.4

                                OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                                       OF
                              DELTA AIR LINES, INC.

To Our Clients:

                  Enclosed for your consideration are the prospectus, dated ,2003 (the "Prospectus"), of Delta Air Lines, Inc. (the "Company") and the
related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the Company's offer to exchange (the "Exchange Offer") registered Pass Through Certificates, Series 2003-1G (the "New Class G Certificates") for any and all of its outstanding Pass Through Certificates, Series 2003-1G (the "Old Class G Certificates"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

                  We are the registered holder (the "Registered Holder") of Old Class G Certificates held for your account. An exchange of the Old Class G Certificates can be made only by us as the Registered Holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD CLASS G CERTIFICATES HELD BY US FOR YOUR ACCOUNT. The Prospectus and related Letter of Transmittal provide a procedure for holders to tender their Old Class G Certificates by means of guaranteed delivery.

                  We request information as to whether you wish to exchange any or all of the Old Class G Certificates held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

                  Your attention is directed to the following:

                  1. New Class G Certificates will be issued in exchange for Old Class G Certificates at the rate of $1,000 principal amount of New Class G Certificates for each $1,000 principal amount of Old Class G Certificates. The New Class G Certificates will make distributions from April 26, 2003. Holders of Old Class G Certificates whose Old Class G Certificates are accepted for exchange will be deemed to have waived the right to receive any payment of distributions on the Old Class G Certificates accrued from April 26, 2003 to the date of issuance of the New Class G Certificates. The form and terms of the New Class G Certificates are identical in all material respects to the form and terms of the Old Class G Certificates, except that the New Class G Certificates have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer or provisions relating to interest rate increases, and the New Class G Certificates will be available only in book-entry form.

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                  2.       Based on interpretations of the staff of the
Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, New Class G Certificates issued pursuant to the Exchange Offer in exchange for Old Class G Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Class G Certificates directly from the Trustee for its own account or (ii) a person that is an "affiliate", as defined in Rule 405 under the Securities Act, of the Company or of any Trustee) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring such New Class G Certificates in its ordinary course of business and such holder has no arrangements or understanding with any person to participate in the distribution of the New Class G Certificates. Holders of Old Class G Certificates wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

                  3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD CLASS G CERTIFICATES BEING TENDERED.

                  4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Class G Certificates for, any Old Class G Certificates not accepted for exchange prior to such termination.

                  5. The Exchange Offer will expire at 5:00 P.M., New York City time, on , 2003, unless extended by the Company (the "Expiration Date"). Tendered Old Class G Certificates may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

                  6. Any transfer taxes applicable to the exchange of the Old Class G Certificates pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

                  If you wish to have us tender any or all of your Old Class G Certificates, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Class G Certificates, the entire principal amount of Old Class G Certificates held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

                  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD CLASS G CERTIFICATES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE LAW.

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                                OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                   PASS THROUGH CERTIFICATES, SERIES 2003-1G,
                                       OF
                              DELTA AIR LINES, INC.

                  The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Class G Certificates for New Class G Certificates.

                  This will instruct you to tender the principal amount of Old Class G Certificates indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

                                              SIGN HERE

                                              __________________________________
                                                          SIGNATURE

                                              __________________________________
                                                          SIGNATURE

[ ] Tender all of the Old Class G Certificates

[ ] Tender $ _____________ Principal Amount of Old Class G Certificates

___________________________________________
           NAME(S) (PLEASE PRINT)

___________________________________________
                ADDRESS

___________________________________________
                ZIP CODE

___________________________________________
       AREA CODE AND TELEPHONE NUMBER

Dated:_____________________________________

* Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.

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